UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2026
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Cohen & Steers Income Opportunities REIT, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Maryland	333-288734	88-3609651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)
1166 Avenue of the Americas
New York, New York 10036
(Address of Principal Executive Offices) (Zip Code)
(212) 832-3232
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.
On March 17, 2026, the Board of Directors (the “Board”) of Cohen & Steers Income Opportunities REIT, Inc. (the “Company”) appointed James S. Corl, the Company’s Chief Executive Officer and Chief Investment Officer, as President of the Company, effective on such date.
Mr. Corl, age 59, has served as our Chief Executive Officer and Chief Investment Officer since 2022. He also serves as Executive Vice President and Head of the Private Real Estate Group of Cohen & Steers Capital Management, Inc. Mr. Corl rejoined Cohen & Steers in 2020, having previously been with Cohen & Steers for 11 years, serving as Chief Investment Officer—Real Estate from 2004 to 2008. More recently, he was Head of Real Estate at Siguler Guff & Company, where he led a real estate investment group focused on private markets for 11 years from 2009 to 2020. Mr. Corl was a director of Equity Commonwealth, a Chicago-based REIT that owns and operates office buildings nationally from May 2014 to November 2020. Earlier in his career, Mr. Corl held real estate investment roles at Heitman Capital Management and Credit Suisse First Boston. He has an MBA from the University of Pennsylvania and a BA from Stanford University.
There are no family relationships between Mr. Corl and any director or executive officer of the Company and there are no transactions between Mr. Corl and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHEN & STEERS INCOME OPPORTUNITIES REIT, INC.

Date:	March 17, 2026

		By:	/s/ Francis C. Poli
		Name:	Francis C. Poli
		Title:	Chief Legal Officer